Exhibit 10.7

CREDIT LINE AGREEMENT

THIS CREDIT LINE AGREEMENT is entered into as of May 28, , 2009, between SO ACT NETWORK, INC., a Delaware corporation (“Borrower”), and Greg Halpern (“Lender”).

Background

WHEREAS, Borrower wish to obtain a revolving line of credit from Lender, and, upon the terms and subject to the conditions set forth herein, Lender is willing to make the line of credit available to Borrower.

NOW, THEREFORE, Borrower and Lender, intending to be legally bound hereby, agree as follows:

ARTICLE I    CREDIT LINE

1.1. Credit Line.  Absent an Event of Default and earlier termination, Lender hereby establishes for the benefit of Borrower, subject to the terms and conditions of this Agreement, a revolving line of credit (the “Credit Line”) in the amount of $100,000 (the “Maximum Credit”) that will mature and expire on or before the second (2nd) anniversary of the date hereof (the “Maturity Date”).  All requests for advances under the Credit Line shall be directed to Lender pursuant to a Notice of Borrowing in the form of Exhibit A attached hereto, no more than one (1) Notice of Borrowing shall be issued within any 30 consecutive day period. Borrower’s unconditional obligation to repay all advances under the Credit Line and to pay interest thereon shall be evidenced by the Note of Borrower set forth on Exhibit A attached hereto and representing the obligations of Borrower to pay Lender the outstanding amount of the Credit Line plus interest accrued thereon, as set forth herein.  In no event shall the outstanding principal balance under the Credit Line exceed the Maximum Credit.

1.2. Repayment of Credit Line.  Prior to the Maturity Date, Borrower may borrow, prepay and reborrow under the Credit Line.  The outstanding balance of the Credit Line shall be due and payable on or before the Maturity Date, subject to acceleration as herein provided.   Borrower shall pay principal balance, interest at the prime rate as of the date of the delivery of the Notice of Borrowing, and all other amounts payable hereunder without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim, all of which are hereby waived.  Any prepayment of principal shall be accompanied by accrued and unpaid interest on the amount prepaid to the date of such prepayment.

1.3. Use of Proceeds.  Borrower shall apply the proceeds of loan advances made by Lender to Borrower under the Credit Line (the “Advances”) to be sued for working capital or general corporate purposes.

1.4. Payments and Computations.

(a)  Borrower shall make each payment hereunder and under the Credit Line Note (the “Note”) not later than 5:00 P.M. on the day when due.  Any payment received after 5:00 P.M. (including any payment in full of the Obligations) shall be deemed received on the immediately following Business Day.  All prepayments of every kind on account of the Credit Line shall be first applied to accrued and unpaid interest and then to the principal balance thereof.

(b)  Borrower shall pay principal, interest and other amounts payable hereunder without any deduction, setoff, recoupment or counterclaim.

(c)  Lender’s records of advances and payments under the Credit Line shall be deemed correct and binding upon Borrower except for manifest error.

ARTICLE II   CONDITIONS PRECEDENT

The obligation of Lender to extend the Credit Line shall be subject to the satisfaction, on or prior to the date of the consummation of the making of the Credit line available by Lender to Borrower under this Agreement (the “Closing Date”), of the following conditions precedent (all agreements and documents from Borrower or any other Person to be in form and substance acceptable to Lender, in its sole discretion):

2.1           Executed Loan Documents.  Receipt by Lender of duly executed copies of this Agreement and the Note (collectively, the “Loan Documents”).

2.2           Organizational Documents.  Receipt by Lender of the following:

(a) Charter Documents.  Copies of certificates of incorporation or other charter documents of Borrower and each Guarantor certified to be true and complete as of a recent date by the appropriate governmental authority of the state or other jurisdiction of its incorporation and certified by a secretary or assistant secretary as of the Closing Date.

(b) Bylaws.  A copy of the bylaws, as applicable, of Borrower certified by a secretary or assistant secretary of Borrower to be true and correct as of the Closing Date.

(c) Resolutions.  Copies of resolutions or unanimous written consent of the board of directors or members, as applicable, of Borrower approving and adopting the this Agreement and the Note, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of Borrower to be true and correct and in force and effect as of the Closing Date.

(d) Good Standing.  Copies of a certificate of good standing, existence or its equivalent with respect to Borrower as of a recent date by the appropriate governmental authorities of the state or other jurisdiction of organization and each other jurisdiction in which the failure to so qualify and be in good standing could reasonably be expected to have a Material Adverse Effect.

(e) Financial Statements.  Receipt by Lender of Borrower’s Financial Statements for the fiscal year ending December 31, 2008 and such other information relating to Borrower as Lender may reasonably require.

(f) Consents.  Receipt by Lender of evidence that all governmental, shareholder, member and third party consents and approvals required in connection with the transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on such transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of Lender could have such effect.

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF BORROWER

In order to induce Lender to enter into this Agreement and to make available the Loan contemplated hereby, Borrower hereby represents and warrants to Lender.

3.1.  Organization and Qualification.   Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, (ii) has the power and authority to enter into the Loan Documents, and (iii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

3.2. No Conflict.   The execution and delivery by Borrower of the Loan Documents executed and delivered in connection herewith and the performance of the obligations of Borrower hereunder and thereunder and the consummation by Borrower of the transactions contemplated hereby and thereby: (i) are within the powers of Borrower; (ii) are duly authorized by the Board of Directors of Borrower and, if necessary, its stockholders or members; (iii) are not in contravention of the terms of the articles or certificate of incorporation or bylaws of Borrower or of any contractual obligations; (iv) do not require the consent, registration or approval of any governmental authority or any other person; (v) do not contravene any statute, law, ordinance regulation, rule, order or other governmental restriction applicable to or binding upon Borrower.

3.3.  Enforceability.  The Agreement and all of the other Loan Documents are the legal, valid and binding obligations of Borrower, and are enforceable against Borrower in accordance with their terms.

3.4. Financial Data. Borrower shall have furnished to Lender and Lender the following Financial Statements (the “Financials”): (i) the balance sheet of Borrower as of, and statements of income, retained earnings and changes in financial position for the fiscal year ended December 31, 2008, audited by independent certified public accountants, and (ii) the unaudited balance sheet of Borrower as of, and statement of income, and retained earnings for the fiscal quarter ended March 31, 2009, prepared by independent certified public accountant. The Financials are in accordance with the books and records of Borrower and fairly present the financial condition of Borrower at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited Financial Statements, to normal year end adjustments), and such Financial Statements have been prepared in conformity with GAAP consistently applied throughout the periods involved. Since March 31, 2009, there have been no changes in the condition, financial or otherwise, of Borrower as shown on the respective balance sheets of Borrower described above, except (a) as contemplated herein and (b) for changes which individually or in the aggregate do not constitute a Material Adverse Change. For the purpose of this Agreement, the “Material Adverse Change” shall mean a material adverse change in (i) the business, operations, results of operations, assets, liabilities or conditions (financial or otherwise) of the Borrower, (ii) Borrower’s ability to perform its obligations under the Load Documents, or (iii) the validity, enforceability or availability of rights and remedies of Lender hereunder, in each case as determined by Lender in its sole but reasonable discretion.

3.5. Judgments or Litigation.  There is no material (a) judgment, order, writ or decree outstanding against Borrower or (b) pending or, to the best of Borrower’s knowledge, threatened litigation, contested claim, governmental, administrative or regulatory investigation, arbitration, or governmental audit (for taxes or otherwise) or proceeding by or against Borrower.  No judgment, order, writ, decree, pending or threatened litigation, contested claim, investigation, arbitration and governmental proceeding pertaining to Borrower (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

3.6. Defaults.  Borrower is not in default under any Contractual Obligations which default could reasonably be expected to have a Material Adverse Effect. For the purpose of this Agreement, the “Contractual Obligation” shall mean with respect to any person, any term or provision of any securities issued by such person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

3.7. Compliance with Law.  Borrower has not violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government, or any other governmental authority or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations which failure or violation could reasonably be expected to have a Material Adverse Effect.  Borrower has not received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and Borrower has no reason to anticipate that any currently existing circumstances are likely to result in the violation of any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect. For the purpose of this Agreement, the “Material Adverse Effect” shall mean a material adverse effect on (i) the business, operations, results of operations, assets, liabilities or conditions (financial or otherwise) of Borrower, (ii) Borrower’s ability to perform its obligations under the Load Documents, or (iii0 the validity, enforceability or availability of rights and remedies of Lender hereunder, in each case as determined by Lender in its sole but reasonable discretion.

3.8. Compliance with Environmental Laws.  The operations of Borrower materially comply with all applicable federal, state or local environmental, health and safety statutes, regulations, directions, ordinances, criteria or guidelines; and none of the operations of Borrower are the subject of any material judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guidelines.  None of the operations of Borrower are the subject of any federal or state investigation evaluating whether Borrower disposed any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or other substance into the environment.  Borrower has not filed or received any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.  Borrower has no contingent liability of which Borrower have knowledge or reasonably should have knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has Borrower received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

3.9. Intellectual Property.  As of the date hereof, Borrower has the valid right to use all of the Intellecutal Property that is necessary for the conduct of Borrower’s business as currently conducted. The “Intellectual Property” shall mean patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes.

3.10. Licenses and Permits.  Borrower has obtained and holds in full force and effect all material franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary or appropriate for the operation of its business as presently conducted and as proposed to be conducted.  Borrower is not in violation of the terms of any such franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval which in any such case could reasonably be expected to have a Material Adverse Effect.

3.11. Title to Property.  Borrower has (i) valid leasehold interests in all of the real property it occupies as a tenant, and (ii) good, marketable and exclusive title to all of the other Property it purports to own  (including without limitation, all real and personal property in each case as reflected in the Financial Statements delivered to Lender hereunder), other than, with respect to property described in clause (ii) above, properties disposed of in the ordinary course of business or in any manner otherwise permitted under this Agreement since the date of the most recent audited  balance sheet of Borrower, and in each case subject to no claims, options, rights or interests of any other person.  Borrower enjoys peaceful and undisturbed possession of all its real property, and there is no pending or, to the best of its knowledge, threatened condemnation proceeding relating to any such real property.  The leases with respect to the leased property, together with any leases of real property entered into by Borrower after the date hereof, are referred to collectively as the “Leases”.  None of the Leases contains provisions which have or could reasonably be expected to have a Material Adverse Effect.  No material default exists under any Lease.

3.12.  Labor Matters.  Borrower is not engaged in any unfair labor practice.  There is (a) no material unfair labor practice complaint pending against Borrower or, to the best knowledge of Borrower, threatened against Borrower, before the National Labor Relations Board, and no grievance or arbitration proceeding with any employee, or group or committee representing any employees, or arising out of or under collective bargaining agreements that has or could reasonably be expected to have a Material Adverse Effect is so pending against Borrower or, to the best knowledge of Borrower, threatened against Borrower, (b) no strike, labor dispute, slowdown or stoppage pending or, to the best knowledge of Borrower, threatened against Borrower, and (c) no union representation questions with respect to the employees of Borrower and no union organizing activities.

3.13. Investment Company.   Borrower is not (a) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, (b) a “holding company” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (c) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

3.14. Taxes and Tax Returns.

(a)  Borrower has timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file (inclusive of any permitted extensions) any such returns required to be filed on and after the date hereof except where the failure to file could not reasonably be expected to have a Material Adverse Effect.  The information filed is complete and accurate in all material respects.

(b)  (i) All Taxes, in respect of periods beginning prior to the date hereof, have been timely paid, or will be timely paid, or an adequate reserve has been established therefore, as set forth in the Financial Statements, and (ii) Borrower has no material liability for such Taxes for such periods in excess of the amounts so paid or reserves so established.  No material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against Borrower except those that are paid or contested within the time limits designated by law or the applicable governmental authority and no material tax Liens have been filed.

3.15. Material Contracts.   Schedule 3.15 sets forth a true, correct and complete list of all the Material Contracts currently in effect on the date hereof.  None of the Material Contracts contains provisions which have or could reasonably be expected to have a Material Adverse Effect.  All of the Material Contracts are in full force and effect, and no material defaults currently exist thereunder.

3.16. Accuracy and Completeness of Information.  All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of Borrower in writing to Lender for purposes of or in connection with this Agreement or any Loan Documents, or any transaction contemplated hereby or thereby, is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.  There is no fact now known to any officer of Borrower which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financials, or any certificate, opinion or other written statement made or furnished by Borrower to Lender.

3.17. Solvency.  After giving effect to the transactions contemplated under this Agreement, Borrower is able to pay its respective debts as they become due, and has capital sufficient to carry on its respective business and all businesses in which it is about to engage, and now owns property having a value both at fair valuation and at present fair salable value greater than the amount required to pay Borrower’s debts.  Borrower will not be rendered insolvent by the execution and delivery of this Agreement or any of the other Loan Documents executed in connection with this Agreement or by the transactions contemplated hereunder or thereunder..

3.18. Survival of Representations.  All representations made by Borrower in this Agreement and in any other Loan Document shall survive the execution and delivery hereof and thereof.

ARTICLE IV REPRESENTATIONS AND WARRANTS OF LENDER

4.1. Evaluation of Risks.  Lender has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in Lender and of protecting its interests in connection with this transaction.  It recognizes that its investment in Lender involves a high degree of risk.

4.2. No Legal Advice From Borrower.  Lender acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Lender is relying solely on such counsel and advisors and not on any statements or representations of Borrower or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

4.3 Information.  Lender and his advisors (and his counsel), if any, have been furnished with all materials relating to the business, finances and operations of Borrower and information it deemed material to making an informed investment decision.  Lender and his advisors, if any, have been afforded the opportunity to ask questions of Borrower and its management.  Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on Borrower’s representations and warranties contained in this Agreement.  Lender understands that its investment involves a high degree of risk. Lender is in a position regarding Borrower, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Investor to obtain information from Borrower in order to evaluate the merits and risks of this investment. Lender has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

ARTICLE V   COVENANTS

Until termination of this Agreement and the payment and satisfaction of all obligations, Borrower covenants and agrees as follows:

5.1. Financial Information     Borrower will furnish to Lender the following information within the following time periods:

(a)  within 120 days after the close of each fiscal year of Borrower, the audited balance sheets and statements of income and retained earnings and of changes in cash flow of Borrower, for such year, each in reasonable detail, each setting forth in comparative form the corresponding figures for the preceding year, prepared in accordance with GAAP, and accompanied by a report and unqualified opinion of an independent accountant selected by Borrower and acceptable to Lender and concurrently with the delivery of such financial statements, an unaudited balance sheet of Borrower for such year, in reasonable detail, setting forth in comparative form the corresponding figures from the preceding year, prepared in accordance with GAAP;

(b)  within 45 days after the end of each fiscal quarter of Borrower, unaudited Financial Statements similar to those required by clause (a) above as of the end of such period and for such period then ended and for the period from the beginning of the current fiscal year to the end of such period, setting forth in comparative form the corresponding figures for the comparable period in the preceding fiscal year, prepared in accordance with GAAP (except that such quarterly statements need not include footnotes) and certified by an Authorized Person described in paragraph (c) below; and

(c)  at the time of submission of the quarterly Financial Statements (for the first three fiscal quarters in any fiscal year) and the annual Financial Statement of Borrower, a certificate executed by an authorized person, certifying that, following a review of the Agreement, no Event of Default is outstanding and demonstrating compliance with the financial covenants by calculation thereof as of the end of each such fiscal quarter.

(d)  Such other reports, certificates, schedules, documents, data or information concerning Borrower’s finances and Property as Lender may reasonably request from time to time.

5.2. Existence.  Borrower (a) will maintain its corporate existence, (b) will maintain in full force and effect all material licenses, bonds, franchise, leases, trademarks and qualifications to do business, (c) will obtain or maintain patents, contracts and other rights necessary or desirable to the profitable conduct of its business, (d) will continue in, and limit its operations to, the same general lines of business as that presently conducted by it and (e) will comply with all applicable laws, rules and regulations of any federal, state or local Governmental Authority, except in the case of (b), (c) and (e) where noncompliance could not reasonably be expected to have a Material Adverse Effect.

5.3. Environmental Matters.  Borrower will conduct its business so as to comply in all material respects with all environmental laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business including, without limitation, environmental land use, occupational safety or health laws, regulations, directions, ordinances, criteria, guidelines, requirements or permits in all jurisdictions in which it is or may at any time be doing business, except to the extent that Borrower is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided, further, that Borrower will comply with the order of any court or other governmental body of the applicable jurisdiction relating to such laws unless Borrower shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.  If Borrower shall (a) receive notice that any violation of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline may have been committed or is about to be committed by Borrower, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower alleging violations of any federal, state or local environmental law, regulation, direction, ordinance, criteria or guideline or requiring Borrower to take any action in connection with the release of toxic or hazardous substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that Borrower may be liable or responsible for costs associated with a response to or cleanup of a release of a toxic or hazardous substance into the environment or any damages caused thereby, Borrower will provide Lender with a copy of such notice within 5 days after the receipt thereof.

5.4. Taxes.  Borrower will pay, when due and in any event prior to delinquency, all Taxes lawfully levied or assessed against Borrower; provided, however, that unless such Taxes have become a federal tax or ERISA Lien on any of the assets of Borrower, no such Tax need be paid if the same is being contested in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefore as required in order to be in conformity with GAAP.

5.5. Compliance With Laws.  Borrower will comply with all acts, rules, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof, and to the operation of its business except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

5.6. Maintenance of Property.  Borrower will keep all property useful and necessary to its business in good working order and condition (ordinary wear and tear excepted) in accordance with its past operating practices and not to commit or suffer any waste with respect to any of its properties, except for properties which either individually or in the aggregate are not material.

ARTICLE VI   EVENTS OF DEFAULT AND REMEDIES

6.1. Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a)  failure of Borrower to pay (i) any interest or fees when due hereunder, whether at state maturity, by acceleration or otherwise, or (ii) any principal outstanding under the Credit Line when due, whether at stated maturity, by acceleration or otherwise.

(b)  any representation or warranty, contained in this Agreement, the other Loan Documents or any other agreement, document, instrument or certificate between Borrower and Lender or executed by Borrower in favor of Lender shall prove untrue in any material respect on or as of the date it was made or was deemed to have been made;

(c)  failure of Borrower to comply with any other covenant contained in this Agreement, the other Loan Documents or any other agreement, document, instrument or certificate between Borrower and Lender or executed by Borrower in favor of Lender and, in the event such breach or failure to comply is capable of cure, such breach or failure to comply is not cured within 10 days of its occurrence;

(d)  dissolution, liquidation, winding up or cessation of the business (or any material portion of the business) of Borrower, or the failure of Borrower to meet its debts generally as they mature, or the calling of a meeting of Borrower’s creditors for purposes of compromising Borrower’s debts;

(e)  the commencement by or against Borrower of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings with respect to it under any federal or state law and, in the event any such proceeding is commenced against Borrower, such proceeding is not dismissed within 60 days;

 (f)  any party (other than Lender) to any Loan Document shall deny or disaffirm its obligations under any of the Loan Documents, or an Event of Default shall have occurred or a  Default shall occurred and not been cured within any contractual cure period under any other Loan Document, or any Loan Document shall be canceled, terminated, revoked or rescinded without the express prior written consent of Lender, or any action or proceeding shall have been commenced by any person (other than Lender) seeking to invalidate, declare unenforceable, cancel, revoke, rescind or disaffirm the obligations of any party to any Loan Document;

 (g)  one or more judgments or decrees shall be entered against Borrower involving a liability of $25,000 or more individually or in the aggregate (to the extent not paid or covered by insurance (i) provided by a carrier who has acknowledged coverage and has the ability to perform or (ii) as determined by Lender in its reasonable discretion) and any such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within 30 days from the entry thereof;

(h)  a Material Adverse Change occurs; or

(i)  Borrower is indicted or convicted of the commission of a crime or any proceeding of any kind is pending or threatened which would reasonably be likely to result in the forfeiture of any material portion of the property of borrower to any governmental authority.

6.2. Rights and Remedies upon a Default or an Event of Default. Upon the occurrence of any Event of Default, any obligation of Lender to make loan advances under the Credit Line shall terminate and Lender may take any or all of the following actions: declare all obligations to be immediately due and payable (except with respect to any Event of Default in which case all obligations shall automatically become immediately due and payable without the necessity of any action, decision, notice or demand) without presentment, demand, protest or any other action or obligation of Lender.

ARTICLE VII   TERMINATION

All Advances made hereunder shall automatically become due and payable in full on the Maturity Date.  All of Lender’s rights, liens and security interests in and to Borrower’s Property shall continue after any termination until (a) all obligations have been indefeasibly paid and satisfied in full unless otherwise prohibited under any applicable federal or state law, (b) Lender shall have received a written agreement (in form and substance acceptable to Lender in its sole and absolute discretion) executed by Borrower and by a Person whose loans or advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any loss or damage, or (c) Lender shall have retained such monetary reserves necessary to pay in full all obligations for such period of time, in its reasonable discretion.

ARTICLE VIII  MISCELLANEOUS

8.1. JURY TRIAL.  TO THE EXTENT ANY DISPUTE IS NOT SUBJECT TO ARBITRATION, LENDER AND BORROWER EACH HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY OTHER AGREEMENTS OR TRANSACTIONS RELATED HERETO OR THERETO.

8.2  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, AND ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO, SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELEWARE.  Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought in the courts of the State of Delaware or of the United States District Court for the District of Delaware, and, by execution and delivery of this Agreement,  Borrower, and Lender hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of such courts.  Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail return receipt requested, postage prepaid, or by nationally recognized overnight courier to it at the address set out for notices pursuant to Section 8.3, such service to become effective 3 days (or 1 day if sent by such courier) after such mailing.  Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against a party hereto in any other jurisdiction.

8.3. Notices.  Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail return receipt requested, by overnight delivery service, with all charges prepaid, or by facsimile (with transmission certification), if to Lender or Borrower to the addresses or by facsimile transmission set forth on the signature hereto.  All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, 3 Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged; provided that all notices to Lender shall not be effective until actually received.

8.4. Assignability.  Borrower shall not have the right to assign or delegate their obligations and duties under this Agreement or any other Loan Documents or any interest therein except with the prior written consent of Lender.

8.5. Indemnification.  Borrower shall indemnify, defend and hold harmless Lender, its  representatives, agents, accountants, counsel, successors and assigns, and their respective affiliates  from and against (a) any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of any litigation, investigation, claim or proceeding which arises out of or is in any way related to (i) this Agreement, the other Loan Documents, or the transactions contemplated thereby, (ii) any actual or proposed use by Borrower of the proceeds of the Credit Line, (iii) Lender entering into, performing under or enforcing this Agreement, the other Loan Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing, or (iv) the breach by Borrower of any warranty, undertaking or covenant made at any time hereunder or under any other Loan Document and (b) any such losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred in connection with any remedial or other action taken by Borrower or Lender in connection with compliance by Borrower with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.  If and to the extent that the obligations of Borrower hereunder are unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  Borrower’s obligations under this Section 6.5 shall survive any termination of this Agreement and the other Loan Documents and the payment in full of the Obligations, and are in addition to, and not in substitution of, any other of their Obligations set forth in this Agreement.

8.6. Entire Agreement, Successors and Assigns.  This Agreement along with the other Loan Documents constitutes the entire agreement between Borrower and Lender regarding the subject matter hereof, supersedes any prior agreements among them, and shall bind and benefit Borrower and Lender and their respective successors and permitted assigns.  No rights are intended to be created hereunder or under any other Loan Documents for the benefit of any person not a signatory hereto or thereto.

8.7. Amendments.  Neither the amendment or waiver of any provision of this Agreement or any other Loan Document, nor the consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

8.8. Non-Agency of Lender.  The relationship between Borrower on the one hand and Lender on the other hand shall be solely that of Borrower and Lender.  Lender shall not have any fiduciary responsibilities to Borrower or be deemed to have entered into any partnership or joint venture with Borrower.  Lender shall not undertake any responsibility to Borrower to review, evaluate or inform Borrower of any matter in connection with any phase of Borrower’s business or operations.

8.9. Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Signature by facsimile shall bind the parties hereto.

8.10. Effectiveness.  This Agreement shall become effective on the date on which all of the conditions to effectiveness contained herein have been satisfied (as determined by Lender in its sole and absolute discretion) and all of the parties have signed a copy hereof (whether the same or different copies) and Lender shall have received executed originals of this Agreement and the other Loan Documents.

8.11. Severability.  In case any provision in or obligation under this Agreement or the Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

8.12. Headings Descriptive.  The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

8.13. Information.  At Borrower’s written request, Lender agrees to keep confidential any information furnished or made available to it by Borrower pursuant to this Agreement; provided that nothing herein shall prevent Lender from disclosing such information (a) to any other person if reasonably incidental to the administration of the credit facility provided herein, (b) as required by any law, rule, or regulation, (c) upon the order of any court or administrative agency; provided, however, if allowed by applicable law, rule, regulation or order, Lender shall use commercially reasonable efforts to notify Borrower of such order to allow Borrower to seek court relief to block or limit such disclosure, (d) upon the request or demand of any regulatory agency or authority; provided, however, if allowed by applicable law, rule, regulation or order, Lender shall use commercially reasonable efforts to notify Borrower of such order to allow Borrower to seek court relief to block or limit such disclosure, (e) that is or becomes available to the public or that is or becomes available to Lender other than as a result of a disclosure by Lender prohibited by this Agreement, (f) in connection with any litigation to which Lender or any of its Affiliates may be a party relating to this Agreement or the transactions contemplated hereunder, (g) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (h) any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Lender relating to such tax treatment and tax structure.

[THE REMAINING PAGE LEFT BLANK INTENTIONALLY]

[SIGNATURE PAGE TO THIS AGREEMENT]

 IN WITNESS WHEREOF, the parties hereto have caused this Credit Line Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

So Act Network, Inc.

By: /s/ Greg Halpern
Name: Greg Halpern
Title: President

Greg Halpern

/s/ Greg Halpern

Schedule 3.15 - Material Contracts

None

Exhibit A - Notice of Borrowing

LINE OF CREDIT NOTE

[Amount]	Date of Issuance:

FOR VALUE RECEIVED, So Act Network, Inc., a Delaware corporation ("Borrower"), with an address at 5715 Will Clayton, Parkway, #6572 Humble, TX 77338, hereby promises to pay to the order of Greg Halpern ("Lender"), with an address at 5715 Will Clayton, Parkway, #6572 Humble, TX 77338 or any holder hereof may from time to time designate, the principal sum of _______________ ($_____) (the “Principal Amount”), or the aggregate unpaid principal amount of all Advances made or extended by Lender to Borrower pursuant to the Credit Line Agreement, in lawful money of the United States of America and in immediately available funds on or before the second (2nd) anniversary of the Date of the Issuance (the “Maturity Date”). It is the intent of the Borrower and Lender hereunder to create a Credit Line Agreement between Borrower and Lender whereby Borrower may borrow up to the Principal Amount from Lender; provided, however, that Lender has no obligation to lend Borrower any amounts hereunder and the decision to lend such money lies in the sole and complete discretion of the Lender. The undefined capitalized terms in this Note shall have the same respective meanings ascribed thereto in the Credit Line Agreement.

Notwithstanding anything to the contrary contained herein or in the Credit Line Agreement, unless earlier paid in accordance with the terms and conditions of this Note, the entire unpaid principal balance of this Note and all accrued but unpaid interest shall be due and payable on the Maturity Date. The principal balance of this Note may be paid in full at any time or in part from time to time, provided, however, that all payments of principal of this Note shall be accompanies by the payment of all accrued and unpaid interest under this Note.

The unpaid principal of this Note shall bear simple interest at the prime rate as of the Date of Issuance. Interest shall be calculated based on the principal balance as may be adjusted from time to time to reflect additional advances made hereunder. Interest on the unpaid balance of this Note shall accrue monthly but shall not be due and payable until such time as when the principal balance of this Note becomes due and payable. There shall be no penalty for early repayment of all or any part of the principal.

Upon the occurrence of any Event of Default, Lender may declare the entire amount due and owing hereunder to be immediately due and payable. Lender may also use all remedies in law and in equity to enforce and collect the amount owed under this Note.

No change, amendment, modification, termination, waiver, or discharge, in whole or in part, of any provision of this Note shall be effective unless in writing and signed by the Maker and Payee, and with respect to a waiver or discharge so given by the Payee, shall be effective only in the specific instance in which given.  The Maker acknowledges that this Note and the Maker’s obligations under this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable.  The Payee, at his discretion, may unilaterally offset any of his obligations to Maker by reducing any installments at any time payable under this Note.

In the event any one or more of the provisions contained in this Note should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

This Note binds Borrower and its successors and assigns, and Borrower hall have the right to assign, transfer or delegate its rights or obligations under this Note with Lender’s consent, and this Note shall inure to the benefit of Lender and its successors and assigns.   This Note shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to conflict of law principles.

[Signature Page Follows]

[Signature Page to the Note]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

So Act Network, Inc.

By:	/s/
Name: Greg Halpern
Title: President

Lender

/s/